UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2015

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Vasagatan 11, 7th Floor, SE-111 20

Box 70381,

SE-107 24, Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 16, 2015, Autoliv ASP Inc. (“Purchaser”), a wholly-owned subsidiary of Autoliv, Inc., (“Autoliv” or the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with M/A-COM Technology Solutions Inc. (“Seller”), M/A-COM Auto Solutions Inc. (“M/A-COM Auto”) and, for the limited purposes set forth therein, M/A-COM Technology Solutions Holdings, Inc. (“Holdings”), pursuant to which Purchaser will purchase all of the common stock of M/A-COM Auto from Seller. The consummation of the transactions, which is subject to customary closing conditions (including expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), is expected to occur during the third quarter of 2015 (the “Closing”).

Prior to the Closing, Seller will transfer to M/A-COM Auto all of the assets and M/A-COM Auto will assume certain liabilities of the automotive module business of Seller and Holdings, which designs, develops and sells integrated global positioning system modules and electronic horizon control units for commercial automotive applications (the “Business”).

Pursuant to the Purchase Agreement, at the Closing, Purchaser will pay, in cash, a purchase price of $100 million subject to adjustments for working capital, outstanding indebtedness of M/A-COM Auto and certain other expenses related to the transaction. A portion of the purchase price ($18 million) will be held in escrow to secure certain indemnification obligations of Seller and released pursuant to the terms of an escrow agreement to be entered into by and among Seller, Purchaser, and an escrow agent at the Closing. The Purchase Agreement also provides for the payment of up to an additional $30 million to Seller based on the achievement of revenue-based benchmark amounts for electronic horizon control units through September 30, 2019 as specified in the Purchase Agreement.

The Purchase Agreement contains certain customary representations and warranties made by Seller, M/A-COM Auto and Purchaser, which in the case of Seller and M/A-COM Auto are qualified by confidential disclosures provided to Purchaser in connection with the Purchase Agreement. The parties have agreed to various customary covenants, including covenants regarding the conduct of the Company and the Business prior to the Closing. The Purchase Agreement provides for post-Closing indemnification obligations with respect to breaches of certain representations, warranties and covenants by the parties. The Purchase Agreement also contains non-solicitation and non-competition provisions pursuant to which Seller, Holdings and their respective subsidiaries agreed not to solicit any employee or affiliate or client of the Company or the Business for a period of five years after the Closing and to also not engage in any competitive business or activities, in each case, for a period of three years after the Closing. The Purchase Agreement also contains certain termination rights for each of Seller and Purchaser subject to the conditions set forth in the Purchase Agreement.

In connection with, and as a condition to the Closing, the Purchase Agreement contemplates that Seller will enter into a transition services agreement with Purchaser, pursuant to which Purchaser will pay Seller to provide, among other things, certain information technology, facilities, finance, accounting, human resources, marketing and other support services for a limited period of time after the Closing.

In connection with the execution of the Purchase Agreement, Seller, M/A-COM Auto and Purchaser entered into a Consulting Agreement that will be effective as of the Closing. Pursuant to the Consulting Agreement, Seller will provide certain advisory services to M/A-COM Auto in the areas of module manufacturing and component qualification, printed circuit board and module layout and wireless communications and radio frequency functions for a period of two years commencing on the date of the Closing. In exchange for these services, Purchaser will pay Seller an aggregate amount of $15 million, which is payable in four equal installments during the term of the agreement. The Consulting Agreement will terminate if the Purchase Agreement is terminated pursuant to its terms.

The entire amount paid for the Company, including the base purchase price and any amounts paid as part of the earn-out pursuant to the Purchase Agreement and any amounts paid pursuant to the Consulting Agreement, will be treated as part of the purchase price for accounting purposes.

The Purchase Agreement is not intended to modify or supplement any factual disclosures about Autoliv in its public reports filed with the Securities and Exchange Commission and it is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Autoliv. In particular, the representations, warranties and covenants set forth in the Purchase Agreement (a) were made solely for purposes of the Purchase Agreement and the transactions contemplated therein and solely for the benefit of the contracting parties (except with respect to the rights of specific third parties enumerated in the Purchase Agreement), (b) may be subject to limitations agreed upon by the contracting parties, including certain disclosure schedules, (c) are qualified in certain circumstances by a materiality standard which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement, and (e) may have been included in the Purchase Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors are not third-party beneficiaries under the Purchase Agreement, and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement.

The foregoing descriptions of the Purchase Agreement and the Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the Consulting Agreement, which are attached hereto as Exhibit 2.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

On July 16, 2015, Autoliv issued a press release announcing the execution of the Purchase Agreement. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Safe Harbor Statement

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future, including closing of the acquisition and anticipated product offerings. All forward-looking statements are based upon our current expectations, various assumptions and data available from third parties. The Company’s expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements. The Company undertakes no obligation to update publicly or revise any forward-looking statements in light of new information or future events. For any forward-looking statements contained in this or any other document, Autoliv claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Company assumes no obligation to update any such statement.

Item 9.01	Financial Statements and Exhibits.

(d)	EXHIBITS

2.1	Stock Purchase Agreement, dated as of July 16, 2015, by and among Autoliv ASP Inc., M/A-COM Technology Solutions Inc., M/A-COM Auto Solutions Inc. and, for the limited purposes specified therein, M/A-COM Technology Solutions Holdings, Inc.

10.1	Consulting Agreement, dated as of July 16, 2015, by and among Autoliv ASP Inc. and M/A-COM Technology Solutions Inc.

99.1	Press release dated July 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

By:	/s/ Fredrik Peyron
Name:	Fredrik Peyron
Title:	Group Vice President for Legal Affairs,
General Counsel and Secretary

Date: July 17, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of July 16, 2015, by and among Autoliv ASP Inc., M/A-COM Technology Solutions Inc., M/A-COM Auto Solutions Inc. and, for the limited purposes specified therein, M/A-COM Technology Solutions Holdings, Inc.

10.1	Consulting Agreement, dated as of July 16, 2015, by and among Autoliv ASP Inc. and M/A-COM Technology Solutions Inc.

99.1	Press Release dated July 16, 2015